UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 29, 2014

THE MEDICINES COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of The Medicines Company (the "Company"), held on May 29, 2014 (the “Annual Meeting”), stockholders considered and voted on the following proposals, each of which is described in more detail in the Company’s proxy statement dated April 30, 2014 (the "Proxy Statement"): (1) the election of three class 2 directors for terms expiring at the 2017 annual meeting of stockholders; (2) the approval of amendments to the Company's 2013 stock incentive plan; (3) the approval, on an advisory basis, of the compensation of the Company's named executive officers as presented in the Company's proxy statement delivered to stockholders in connection with the Annual Meeting; and (4) the ratification of the appointment of Ernst & Young LLP as the Company's independent registered accounting firm for the current fiscal year.

The voting results at the Annual Meeting with respect to each of the matters described above, were as follows:

1.
The stockholders voted to elect the following individuals as Class 2 directors of the Company, each for a three-year term expiring in 2017, or until their successors have been duly elected and qualified:

	For	Withheld	Broker Non-Votes
Robert J. Hugin	56,659,322	2,093,505	2,593,801
Clive A. Meanwell	57,455,417	1,297,410	2,593,801
Elizabeth H.S. Wyatt	57,794,867	957,960	2,593,801

2.	The amendments to the Company's 2013 stock incentive plan were approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
46,200,918	12,536,896	15,013	2,593,801

3.	The Company's executive compensation was approved, on an advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
56,766,776	1,969,362	16,689	2,593,801

4.	The independent registered public accounting firm for the current fiscal year was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Votes
60,963,718	366,306	16,604	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: May 30, 2014	By:	/s/ Stephen M. Rodin
Senior Vice President and General Counsel